Exhibit 99.1

GMAC Receives $5.0 Billion Investment from the U.S. Treasury

Announces satisfaction of conditions to and expiration of its notes exchange offers

NEW YORK (Dec. 29, 2008) — GMAC Financial Services today announced that it has sold $5.0 billion of GMAC’s preferred membership interests and warrants to the U.S. Department of the Treasury as a participant in the Troubled Assets Relief Program established under the Emergency Economic Stabilization Act of 2008. The sale was completed today.

GMAC also announced that General Motors Corp. (GM) and an affiliate of Cerberus Capital Management contributed to GMAC the $750 million subordinated participations in the $3.5 billion senior secured credit facility, as amended, between GMAC and Residential Capital, LLC in exchange for new common equity of GMAC. In addition, GMAC announced that GM and an affiliate of Cerberus Capital Management entered into agreements to purchase $1.25 billion of new common equity. The U.S. Treasury and GM intend to enter into an agreement for the Treasury to fund GM’s share of the new common equity.

GMAC also announced that the conditions to its previously announced separate private exchange offers and cash tender offers have been satisfied and that GMAC has accepted all of the validly tendered GMAC old notes and ResCap old notes. The GMAC offers and the ResCap offers are expected to settle promptly.

GMAC received approval of its bank holding company application from the U.S. Federal Reserve Board on Dec. 24, 2008. As a bank holding company, GMAC has improved access to funding to provide financing to consumers and businesses. In particular, the company intends to act quickly to resume automotive lending to a broader spectrum of customers to support the availability of credit to consumers and businesses for the purchase of automobiles.

About GMAC Financial Services

GMAC Financial Services is a global finance company operating in and servicing North America, South America, Europe and Asia-Pacific. GMAC specializes in automotive finance, real estate finance, insurance, commercial finance and online banking. As of Dec. 31, 2007, the organization had $248 billion in assets and serviced 15 million customers. Visit the GMAC media site at http://media.gmacfs.com/ for more information.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “initiative,” “plan,” “intend,” “may,” “would,” “could,” “should,” “believe,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in or incorporated by reference into this press release, other than statements of historical fact, including, without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, as updated by our subsequent Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Factors that could cause our actual results to be materially different from our expectations include, among others, the settlement date of the GMAC offers and the ResCap offers and the success, or lack thereof, of the transactions and other initiatives described in this press release. Accordingly, you should not place undue reliance on the forward-looking statements contained or incorporated by reference in this press release. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Contacts:

Gina Proia

Office: 917-369-2364

Mobile: 914-71409166

gina.proia@gmacfs.com

Toni Simonetti

Office: 917-369-2360

Mobile: 917-822-3392

toni.simonetti@gmacfs.com